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                        EXHIBIT 23

            CONSENT OF INDEPENDENT ACCOUNTANTS

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            CONSENT OF INDEPENDENT ACCOUNTANTS         Exhibit 23




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-58297, 333-02965 and 333-10585) and Form S-8 (File Nos. 2-79612,
33-37261, 33-69596, 33-69598, 33-61558 and 333-79443) of
Southern Union Company and Subsidiaries of our report dated August 12, 1999, except for Note XVI as to which the date is September 3, 1999, relating to the consolidated financial statements, which appears in the Annual Report to Stock-holders, which is incorporated in this Annual Report on Form 10-K.




                            PricewaterhouseCoopers LLP

Austin, Texas
September 10, 1999